EXHIBIT 15.1

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors
PacifiCare Health Systems, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan for Officers and Key Employees, as amended, of PacifiCare Health Systems, Inc. of our report dated April 24, 2002 relating to the unaudited condensed consolidated interim financial statements of PacifiCare Health Systems, Inc. included in its Form 10-Q for the quarter ended March 31, 2002.

/s/ ERNST & YOUNG LLP

Irvine, California
June 27, 2002

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